Exhibit 10.1

EXECUTION COPY

SUPPLEMENTAL INDENTURE NO. 2
(Golub Capital BDC 2010-1 LLC)

THIS SUPPLEMENTAL INDENTURE NO. 2 (this “Second Supplemental Indenture”), dated as of June 25, 2015, is entered into in connection with that certain Indenture, dated as of July 16, 2010, supplemented on February 15, 2013 (as further amended, supplemented, restated or replaced from time to time, the “Indenture”), by and between GOLUB CAPITAL BDC 2010-1 LLC, a Delaware limited liability company (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors in the trusts hereunder, called the “Trustee”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

R E C I T A L S

WHEREAS, pursuant to and in accordance with Section 8.2 of the Indenture, the Issuer desires to amend the Indenture in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) Section 1.1 of the Indenture is hereby amended by inserting the following new definition in its proper alphabetical order:

““Volcker Rule”: Means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.”

(b) Section 1.1 of the Indenture is hereby amended by amending and restating the definition of “Balance” in its entirety as follows:

““Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government securities and commercial paper.”

(c) Section 1.1 of the Indenture is hereby amended by amending the definition of “Collateral Obligation” by replacing clauses (ii), (xxii) and (xv) thereof in their entirety as follows:

“(ii) is not (A) a Defaulted Obligation (B) a Credit Risk Obligation or (C) a Bond;”

“(xv) is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than a Permitted Offer;”

“(xxii) is not or does not include or support a letter of credit;”

(d) Section 1.1 of the Indenture is hereby amended by amending the definition of “Eligible Investments” by replacing clauses (iii), (iv), (v) (ix) thereof in their entirety as follows:

“(iii) [reserved];”

“(iv) [reserved];”

“(v) commercial paper or other short-term obligations (other than Asset-backed Commercial Paper) with the Eligible Investment Required Ratings;”

“(vi) [reserved]; and”

(e) Section 1.1 of the Indenture is hereby amended by amending the definition of “Eligible Investments” by replacing the end thereof, beginning with the proviso, in its entirety as follows:

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations, other than those referred to in clause (vii) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation. For the avoidance of doubt, Eligible Investments shall exclude any investments not treated as “cash equivalents” for purposes of Section __.10(c)(8)(iii)(A) of the regulations implementing the Volcker Rule in accordance with any applicable interpretive guidance thereunder.

2

(f) Section 1.1 of the Indenture is hereby amended by amending the definition of “Non-Call Period” by replacing the date “July 20, 2015” where it appears in clause (i) thereof with the date “July 20, 2017”.

(g) Section 1.1 of the Indenture is hereby amended by amending and restating the definition of “Participation Interest” in its entirety as follows:

“Participation Interest”: A 100% undivided participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

(h) Section 1.1 of the Indenture is hereby amended by amending the definition of “Reinvestment Period” by replacing the date “July 20, 2015” appearing in clause (i) thereof with the date “July 20, 2017”.

(i)  Section 1.1 of the Indenture is hereby amended by amending the definition of “Reinvestment Period Extension Date” by replacing the date “July 20, 2017” with the date “July 22, 2019”.

(j)  Section 1.1 of the Indenture is hereby amended by amending and restating the definition of “Revolving Collateral Obligation” in its entirety as follows:

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities (other than letter of credit facilities that require the Issuer to collateralize its commitment or deposit the amount of its commitment in trust), unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

(k) Section 1.1 of the Indenture is hereby amended by amending and restating the definition of “Weighted Average Life Test” in its entirety as follows:

3

““Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to (i) 5.5 (or, if the Reinvestment Period is extended, 7.5) less (ii) (x) 0.25 multiplied by (y) the aggregate number of quarter-year periods that have elapsed since July 20, 2015.”

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Indenture shall remain in full force and effect. This Second Supplemental Indenture shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture other than as expressly set forth herein and shall not constitute a novation of the Indenture.

SECTION 3. REPRESENTATIONS.

The Issuer represents and warrants as of the date of this Second Supplemental Indenture as follows:

(a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(b) the execution, delivery and performance by it of this Second Supplemental Indenture are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws or other organizational documents, or (B) any applicable law or regulation;

(c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Second Supplemental Indenture by or against it;

(d) this Second Supplemental Indenture has been duly executed and delivered by it; and

(e) this Second Supplemental Indenture constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

Pursuant to Section 8.2 of the Indenture, the effectiveness of this Second Supplemental Indenture is conditioned upon (a) obtaining consent of 100% of each Class of Secured Notes, (b) obtaining consent of 100% of the Subordinated Notes, (c) obtaining the consent of the Collateral Manager, (d) obtaining the consent of the Collateral Administrator and (e) delivering to the Trustee an Opinion of Counsel pursuant to Section 8.3(d) of the Indenture.

4

SECTION 5. CONSENT AND WAIVER OF COLLATERAL MANAGER.

GC Advisors LLC, as Collateral Manager hereby (i) consents to the amendments set forth in this Second Supplemental Indenture and (ii) waives any and all rights it may have to any notices and notice periods in respect of the Second Supplemental Indenture, including but not limited to any notices and notice periods (both before and after the execution of the Second Supplemental Indenture) set forth in Section 8.2 of the Indenture.

SECTION 6. CONSENT AND WAIVER OF COLLATERAL ADMINISTRATOR.

U.S. Bank National Association as Collateral Administrator hereby (i) consents to the amendments set forth in this Second Supplemental Indenture and (ii) waives any and all rights it may have to any notices in respect of the Second Supplemental Indenture, including but not limited to any notices (both before and after the execution of the Second Supplemental Indenture) set forth in Section 8.3(a) of the Indenture.

SECTION 8. DIRECTION AND RELEASE.

Notwithstanding anything to the contrary herein, each of the Issuer and the Collateral Manager (i) acknowledges that the Trustee enjoys all the rights and protections granted to it under the Indenture, (ii) directs the Trustee to enter into, execute and deliver this Second Supplemental Indenture and (iii) agrees that the Trustee shall be fully protected in relying upon the foregoing direction.

SECTION 9. MISCELLANEOUS.

(a) This Second Supplemental Indenture may be executed in any number of counterparts (including by facsimile, transmission of a “.pdf” copy or other electronic means) and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Second Supplemental Indenture are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Second Supplemental Indenture may not be amended or otherwise modified except as provided in the Indenture.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Second Supplemental Indenture.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) The Trustee accepts the amendments to the Indenture as set forth in this Second Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Indenture set forth therein. Without limiting the generality

5

of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Second Supplemental Indenture and makes no representation with respect thereto.

(g) This Second Supplemental Indenture represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(h) THIS SECOND SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6

IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Executed as a deed by:

GOLUB CAPITAL BDC 2010-1 LLC,
as the Issuer

By:	/s/ David B. Golub_____________________ Name: David B. Golub Title: Manager

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Leslie Hundley_______________________ Name: Leslie Hundley Title: Vice President

Acknowledged and Agreed to:

GC ADVISORS LLC,

as Collateral Manager

By:  /s/ David B. Golub ______________
      Name: David B. Golub
      Title: Manager

Acknowledged and Agreed to:

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Administrator

By:  /s/ Leslie Hundley ______________
      Name: Leslie Hundley
      Title: Vice President